Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-1 of our report dated December 18, 2024 relating to the financial statements of Cantor Equity Partners I, Inc. as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 18, 2024